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                             PATENT LICENCE CONTRACT

Between  the  undersigned:


     EAUDEGAM  SA
     3  Avenue  des  Baumettes
     Renens  CH  1020

     Represented  by
     Mr.  Lucien  GROB

                              On  the  one  hand,  hereafter  called
                              "the  licensor"


and

     Blue  Industries
     28  rue  du  Marche
     CH  1204  GENEVA

     Represented  by
     Mr.  Fernand  LE  LOROUX

                              On  the  one  hand,  hereafter  called
                              "the  licensee"

It  is  firstly  explained  that:

Eaudegam S.A. has received from the company HTCI sas an operating licence regarding the French patent No 00 07642 and international patent PCT / FR01 / 0 1817, in validation process.

The patent No 00 07642 has been registered in France on June 15th, 2000 and the number of the international patent's request is PCT / FR01/01817.

This  patent  involves  a  "purification  process  of  sewage  effluents"

Eaudegam S.A. declares that these industrial property rights are still enforced as of today, that the company can freely use the rights and that they have never subjected neither to any licensing contract, nor pledging.

HTCI has authorized by a letter on January 2nd, 2002, the company Eaudegam to concede to Blue Industries (BTGS) the operating licence.

This  being  stated,  the  following  has  been  agreed  between  the  parties:

Article  1  -  Subject  of  the  contract
-----------------------------------------

The licensor conceded to the licensee, who accepts, a licence to exploit the French patent application No. 00 07642, and the international patent application PCT/FR01/01817 plus any patents that may be derived from them.

Article  2  -  Character  of  the  licence
------------------------------------------

The present licence is a manufacturing and marketing licence for the wastewater purification device in accordance with the patent claims.

Articles  3  -  Geographical  scope
-----------------------------------

The present licence is granted for the geographical areas listed in the annexe, i.e. the countries designated by the international patent application PCT/FR01/01817 in which an extension of protection will be made.

Article  4  -  Date  of  coming  into  effect  and  duration
------------------------------------------------------------

The  present  licence  will  take  effect  on signature of the present contract.

It is granted for a duration of ten years, and will be tacitly renewed every 5 years.

It is granted for a maximum duration equal to that of the patent unless cancelled by one or other of the parties by registered mail at least six months before each renewal date.

Article  5  -  Maintenance  in  force  of  the  patent
------------------------------------------------------

The annual fees will be paid by the licensor, as will the costs of obtaining patents, both in France and in other countries.

Article  6  -  Transmissibility  of  the  contract  and  sub-licences
---------------------------------------------------------------------

The licensee can in no case cede, hand over or transmit the benefits of the present licence in any form whatsoever, except to the company BLUE INDUSTRIES, a subsidiary of the licensee.

Furthermore, the licensee cannot grant sub-licences, without the written agreement of the licensor.

The present licence will be cancelled as of right, if the licensee ceases to exist because of takeover, dissolution or liquidation.

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Article  7  -  Financial  conditions
------------------------------------

7.1 The present licence is granted on payment by the licensee to the licensor of royalties on the sales of wastewater purification devices manufactured in compliance with the claims of the patent, as invoiced by the licensee.

The licensee undertakes to pay a royalty of 10 % (TWO AND A HALF PERCENT) on the turnover made by EAUDEGAM SA and BLUE INDUSTRIES SA and all their sub-contractors, partners or clients authorised by the parties, by the sale of devices according to the claims of the patents.

7.2 The licensee will keep special accounts in which it will indicate the quantities of products manufactured and sold or given away free, plus the names of all customers to whom products are delivered.

7.3 The licensee in the 7 (seven) days following the end of each quarter will send a detailed account of sales (sales logbook or similar) for the quarter in question to the licensor by post. The amount of the royalties never will be less than 1.500.000 USD quarterly, that is to say 6.000.000 USD annually.

7.4 The royalties due under article 7.1 will be payable on a quarterly basis according to the following methods.

     7.4.1 In the 14 (fourteen) days following the end of each quarter, the licensee will send the licensor a bank cheque made out to his name for the sum corresponding to the royalties due for the quarter

     7.4.2  If  in  the  fourteen days from reception of the cheque mentioned in article 7.4.1 the licensor has not contested the sum paid by registered mail, the sum will be considered as having been accepted, with no subsequent right of appeal.

     7.4.3 At the end of each period of 12 (twelve) months, the parties will adjust their accounts between themselves, if necessary.

7.5 The licensor will have a period of 90 (ninety) days from the end of each year of executing the present contract to conduct an audit of the licensee's accounts, for the part dealing with the products that are the subject of the present contract, either by himself or by an accountant.

7.5 The licensor will have the faculty to redeem royalties with one single payment corresponding to two royalties repayments. This possibility is valid until 03.30.2002.

Article  8  -  Improvements
---------------------------

Throughout the duration of the contract, the parties will keep themselves mutually informed of all improvements or modifications made to the patented product, in the field of application concerned.
Any improvement judged to be patentable in itself could be the subject of a further patent application in the name of the licensor, who will make the licensee benefit from it under the same conditions as the original patent.

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Article  9  -  Guarantees
-------------------------

Although not knowing of any previous similar patents, the licensor can give no guarantee other than the material existence of the patent, and in particular is incapable of giving any guarantee that there is freedom to exploit the patent.

This  licence  is  therefore  subject  to  the  licensee's  risks  and  perils.

Article  10  -  Patent  infringement  by  third  parties
--------------------------------------------------------

In the event of discovering presumed patent infringement by one of the parties, this party will inform the other immediately, and the parties will work together to take legal action. In case of agreement, both parties will take joint legal proceedings, the resulting costs and benefits being shares half and half between the two parties.

However, if one or other of the parties does not agree to take proceedings, the other party may proceed on its own at its exclusive costs and benefits, after giving formal written notice to the other party and this latter party not objecting.

Article  11  -  Action  for  patent  infringement  by  a  third  party
----------------------------------------------------------------------

If during the exploitation of the granted patent, legal action is taken against the licensee for patent infringement by a third party owning a previous patent, the licensee will be solely responsible for the costs of such an action and for any damages which he may be forced to pay.

Article  12  -  Invalidity  of  the  patent
-------------------------------------------

If the patent on which the licence is based is invalidated by the action of a third party, the licensee is not liable for any repayment, even partial of any royalties or other money paid to the licensor, who will have become definitive owner of such sums.

The invalidation of the patent would then lead to the cancellation of the present licence, the parties would work together to conclude a possible commercial agreement, defining if relevant the conditions for continuing the exploitation of products by the licensee.

Article  13  -  Cancellation
----------------------------

If one or other party fails to fulfil its undertaking at any time whatsoever, and if this non-fulfilment continues for thirty days after formal notice by registered mail to remedy the fault by the other party, the innocent party could cancel the contract by informing the guilty party by registered mail of this cancellation and the reasons for this cancellation.

Articles  14  -  Disputes
-------------------------

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For any disputes relating to the present contract, the parties undertake to give sole  legal  competence  to  the  International  Chamber  of  Commerce  of PARIS
(France).

Article  15  -  Inscription
---------------------------

All powers are given to the bearer of the present contract to ensure that it is reported and recorded as required and notably to the French "Institut National de la Propriete Industrielle".

Article  16  -  Invalidity  of  a  clause
-----------------------------------------

If one or more of the clauses of the present contract are held to be invalid or declared as such by application of a law, regulation or decision of a competent legal jurisdiction, the other clauses will remain fully in force.

Signed  in  SIX  original  copies,  including

ONE  for  each  party,  and

FOUR for any registration formalities of this contract with the relevant authorities.

Signed  at  Annecy

On  6th  February  2002

For the company BLUE Industries                  For  the company EAUDEGAM
Mr.  Fernand  LE  LOROUX                         Mr.  Lucien  GROB

/s/ Fernand  Le  Loroux                          /s/ Lucien  Grob



Appendices:

- authorization from H.T.C.I. to EAUDEGAM, allowing this licence's concession
-     territories  conceded  in  conformity  with  article  3  of the concession